UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2021

908 Devices Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39815	45-4524096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

645 Summer Street

Boston, MA 02210

(Address of principal executive offices, including zip code)

(857) 254-1500

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MASS	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2021, 908 Devices Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “Amended and Restated Loan Agreement”) with Signature Bank, as a lender (the “Lender”) to amend and restate that certain Loan and Security Agreement, dated as of August 29, 2019, by and between the Company and the Lender, as amended (the “Prior Loan Agreement”).

The Amended and Restated Loan Agreement provides for a revolving line of credit of up to $25.0 million, a portion of which funds will be used to pay off the outstanding term loan amounts under the Prior Loan Agreement (the “Prior Term Loan”) in full. Borrowings under the Amended and Restated Loan Agreement accrue interest at an annual rate equal to the greater of (i) one-half percent (0.5%) above the prime rate or (ii) 4.0%, and are secured by substantially all of the Company’s assets, excluding its intellectual property, which is subject to a negative pledge. As of March 11, 2021, no amounts are outstanding under the Prior Loan Agreement. As of March 11, 2021, approximately $14.5 million is outstanding under the Amended and Restated Loan Agreement, which reflects only the amount required to pay off the Prior Term Loan. The revolving line of credit provided to the Company under the Amended and Restated Loan Agreement terminates on March 11, 2024.

The Amended and Restated Loan Agreement also contains certain financial covenants, including an unrestricted minimum cash level of $10.0 million. The Amended and Restated Loan Agreement contains customary representations and warranties, as well as certain non-financial covenants, including limitations on, among other things, the Company’s ability to change the principal nature of its business, dispose of the Company’s business or property, engage in any change of control transaction, merge or consolidate with any other entity or to acquire all or substantially all the capital stock or property of another entity, incur additional indebtedness or liens, pay dividends or make other distributions on capital stock other than dividends payable solely in capital stock, redeem the Company’s capital stock, enter into in-bound licensing agreements, engage in transactions with affiliates or otherwise encumber the Company’s intellectual property.

The foregoing description of the Amended and Restated Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Loan Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K above regarding the Amended and Restated Loan Agreement is incorporated by reference in response to this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1†	Amended and Restated Loan and Security Agreement, dated as of March 11, 2021, by and between 908 Devices Inc. and Signature Bank

† Portions of this exhibit (indicated by asterisks) will be omitted in accordance with the rules of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2021	908 Devices Inc.

	By:	/s/ Kevin J. Knopp
		Name:	Kevin J. Knopp
		Title:	Chief Executive Officer